EXHIBIT (P)

           GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

                             PURCHASE AGREEMENT

     This PURCHASE AGREEMENT is made as of June 24, 2004 by and between Goldman Sachs Hedge Fund Partners Registered Fund, LLC, a limited liability company organized under the laws of the State of Delaware (the "Fund"), and The Goldman Sachs Group, Inc., a Delaware corporation ("GS Group").

     WHEREAS, the Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, the Fund proposes to issue and sell limited liability company interests in the Fund ("Interests") to the public pursuant to a Registration Statement on Form N-2 filed with the Securities and Exchange Commission; and

     WHEREAS, Section 14(a) of the Investment Company Act requires each registered investment company to have a net worth of at least $100,000 before making a public offering of its Interests;

     NOW, THEREFORE, the Fund and GS Group agree as follows:

     1. The Fund offers to sell to GS Group, and GS Group agrees to purchase from the Fund, Interests of the Fund for an aggregate price of $100,000 effective as of June 24, 2004.

     2. GS Group represents and warrants to the Fund that it is acquiring the Interests for investment purposes only and not with a view toward resale or further distribution.


     IN WITNESS WHEREOF, the Fund and GS Group have caused their duly authorized officers to execute this Purchase Agreement as of the date first written above.


                                        GOLDMANS HEDGE FUND PARTNERS
                                        REGISTERED FUND, LLC



                                        By:   /s/ Tobin V. Levy
                                           -------------------------------------
                                           Name:  Tobin V. Levy
                                           Title: Managing Director



                                        THE GOLDMAN SACHS GROUP, INC.